Exhibit 4.7

THE RUBICON PROJECT, INC.

2014 INDUCEMENT GRANT EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

FOR EMPLOYEES

Notice is hereby given of the grant by The Rubicon Project, Inc. (the “Company”) to the Participant named below (the “Participant”) of a Restricted Stock Unit Award under the Company’s 2014 Inducement Grant Equity Incentive Plan (the “Plan”), which is available on the Company intranet (Inside RP) and incorporated herein by reference. This Restricted Stock Unit Award is governed by this Notice (including any special terms and conditions set forth in any appendices attached hereto), and the Plan, and in the event of a conflict between the terms of this Notice and the Plan, the terms of the Plan shall control. By acceptance of the Restricted Stock Unit Award, and also by acceptance through performance of the vesting requirements and the Shares issuable upon vesting, Participant agrees to the terms and conditions set forth in this Notice (including any special terms and conditions set forth in any appendices attached hereto) and the Plan. Capitalized terms used but not defined in this Notice shall have the meanings given to them in the Plan.

The Restricted Stock Unit Award consists of the number of Restricted Stock Units set forth below (the “Restricted Stock Units” or “RSUs”). Each RSU represents the right to receive one share (a “Share”) of the Company’s Common Stock, par value $0.00001 (the “Common Stock”), subject to vesting as set forth below and to the terms and conditions of the Plan and this Notice, as follows:

Participant Name:

Number of Restricted Stock Units:

Issuance Date:

Vesting Commencement Date:

Vesting Schedule:

For purposes of this Notice, “Vesting Date” means each May 15 and November 15, and a complete calendar month will begin on the first day of each calendar month and end on the last day of that calendar month. Subject to the Notice and any Separate Agreement (as defined below), and subject to any acceleration provisions in the Plan:

(i) on the first Vesting Date that is on or immediately following the first anniversary of the Vesting Commencement Date (the “First Vesting Date”), there shall vest a number of the RSUs equal to the sum of (A) 25% of the total number of RSUs and (B) a number of RSUs equal to the product of 2.0833% of the total number of RSUs and the number of complete calendar months, if any, elapsed during the period beginning on the first anniversary of the Vesting Commencement Date and ending on the First Vesting Date;

(ii) on each of the six Vesting Dates next succeeding the First Vesting Date, there shall vest an additional number of RSUs equal to 12.5% of the total number of RSUs, except that the number of RSUs vesting on the last of such six succeeding Vesting Dates will be less than 12.5% of the total number of RSUs if and to the extent that the number of RSUs Vesting on the First

Vesting Date exceeded 25% of the total number of RSUs;

(iii) except as provided in Section 2 below in connection with a termination of Continuous Service without Cause or due to death or Disability, no RSUs will vest before the First Vesting Date, and vesting of RSUs will occur only on Vesting Dates, without any ratable vesting for periods of time between Vesting Dates; and

(iv) if the application of one of the vesting percentages set forth above results in the vesting of a fractional Share, the number of Shares that shall become vested on such Vesting Date shall be rounded to the nearest whole Share, provided that the number of Shares paid to Participant on the final Vesting Date shall be adjusted as appropriate to compensate for rounding on previous Vesting Dates so that the total number of Shares paid is equal to the total number of Shares subject to the RSUs, as such Shares may be adjusted pursuant to Section 9 of the Plan.

Subject to Section 2 below, if Participant ceases to remain in Continuous Service for any or no reason before Participant vests in any of the Restricted Stock Units, all unvested Restricted Stock Units and Participant’s right to acquire any Shares of Common Stock hereunder will immediately terminate and be forfeited. However, notwithstanding anything herein to the contrary, the vesting of the Restricted Stock Units shall be subject to any vesting acceleration provisions applicable to the Restricted Stock Units contained in the Plan and/or any employment or service agreement, offer letter, severance agreement, or any other agreement between Participant and the Company or any Affiliate (such agreement, a “Separate Agreement”). Furthermore, under all circumstances, the vesting of Restricted Stock Units shall be subject to the satisfaction of Participant’s obligations as set forth in Section 6(b).

The Restricted Stock Unit Award is subject to the terms and conditions, and the representations of Participant, set forth below and including any special terms and conditions set forth in any appendices attached hereto.

1. Vesting of RSUs and Payment of Shares.

(a) Prior to Vesting. Prior to vesting and actual payment on any vested Restricted Stock Unit, such Restricted Stock Unit will represent an unsecured obligation of the Company, for which there is no trust and no obligation other than to make payment as contemplated by this Notice and the Plan. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Restricted Stock Units, or any Shares deliverable hereunder unless and until such RSUs have vested in the manner set forth in the Vesting Schedule above and the underlying Shares have been issued and recorded on the records of the Company or its transfer agents or registrars. No adjustment shall be made for any dividends (ordinary or extraordinary, whether cash, securities, or other property) or distributions or other rights for which the record date is prior to the date Shares are issued, except as provided in Section 9 of the Plan.

(b) Vesting. Each Restricted Stock Unit represents the right to receive payment on the date it vests in the form of one Share. Subject to Section 3 and the next paragraph, any Restricted Stock Units that vest will be paid to Participant in whole Shares as soon as practicable after vesting, but in each such case within the period ending no later than the fifteenth (15th) day of the third (3rd) month following the end of the calendar year, or if later, the end of the Company’s tax year, in either case that includes the vesting date. In no event will Participant be permitted, directly or indirectly, to specify the taxable year of payment of any Restricted Stock Units payable under this Notice. Any distribution or delivery of Shares to be made to Participant will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with written notice of his or her status as transferee and evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer. After RSUs have vested in the manner set forth in the Vesting Schedule above and the underlying Shares have been issued and recorded on the records of the Company or its transfer agents or registrars, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

(c) 409A. Notwithstanding anything in the Plan, this Notice, or any Separate Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with the termination of Participant’s Continuous Service (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Section 409A at the time of the termination of Participant’s Service and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following the termination of Participant’s Service, then the payment of such accelerated Restricted Stock Units will not be made until the date that is six (6) months and one (1) day following the date of termination of Participant’s Continuous Service, unless Participant dies following the date his or her Continuous Service terminates, in which case, the RSUs will be paid in Shares to Participant’s estate as soon as practicable following his or her death. It is the intent of this Notice that the grant of Restricted Stock Units and any Shares issuable upon vesting of the Restricted Stock Units be exempt from the requirements of Section 409A to the greatest extent provided under the regulations promulgated so that none of the Restricted Stock Units or Shares issuable upon vesting of RSUs will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. To the extent that any Restricted Stock Units or any Shares issuable under the terms of any Restricted Stock Units are determined to be subject to the requirements of Section 409A, it is the intent of this Notice that the award comply with Section 409A, and any ambiguities will be interpreted to so comply. For purposes of this Notice, “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal

Revenue Service guidance thereunder, as each may be amended from time to time.

2. Forfeiture Upon Termination of Continuous Service. Except as otherwise provided in the Vesting Schedule set forth above in this Notice or in a Separate Agreement, but notwithstanding any contrary provision of this Notice, if Participant ceases to remain in Continuous Service at any time for any reason other than (i) a termination of Continuous Service by the Company without Cause on or after the First Vesting Date, or (ii) Participant’s death or Disability on or after the First Vesting Date, the then-unvested Restricted Stock Units will thereupon terminate and be forfeited at no cost to the Company and Participant will have no further rights with respect to such forfeited Restricted Stock Units or any underlying Shares. Upon a termination of Continuous Service by the Company without Cause on or after the First Vesting Date, or due to Participant’s death or Disability on or after the First Vesting Date, a number of additional Restricted Stock Units shall become vested as of the date of such termination of Continuous Service equal to the product obtained by multiplying the number of RSUs scheduled to vest on the scheduled Vesting Date next succeeding the date of termination of Continuous Service and a fraction, the numerator of which is the number of full months from the Vesting Date immediately preceding the date of termination of Continuous Service to the date of termination of Continuous Service, and the denominator of which is the number of full months from the Vesting Date immediately preceding the date of termination of Continuous Service to the scheduled Vesting Date next following the date of termination of Continuous Service. For these purposes, a full month means the period from the date of one calendar month to the same date the next calendar month (e.g., from May 15 to June 15), or the last day of the next calendar month if the date is the 29th, 30th, or 31st and the next calendar month does not have at least 29, 30 or 31 days, as the case may be. Any Restricted Stock Units remaining unvested after such pro rata acceleration of vesting shall terminate and be forfeited at no cost to the Company and Participant will have no further rights with respect to such forfeited Restricted Stock Units or any underlying Shares.

3. Tax Consequences, Withholding, and Liability.

(a) Participant understands that Participant may suffer adverse tax consequences as a result of the grant or vesting of the Restricted Stock Units and issuance and/or disposition of the Shares. Participant understands that the actual tax consequences associated with the Restricted Stock Units and Shares are complicated and depend, in part, on Participant’s specific situation and may also depend on the resolution of currently uncertain tax law and other variables not within the control of the Company. THEREFORE, PARTICIPANT SHOULD SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE FEDERAL TAX LAW AND THE TAX LAWS OF ANY MUNICIPALITY, STATE OR NON-U.S. JURISDICTION TO WHICH PARTICIPANT IS SUBJECT. By accepting (through performance) the Restricted Stock Units and any Shares, Participant acknowledges and agrees that Participant has either consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the RSUs and Shares in light of Participant’s specific situation or has had the opportunity to consult with such a tax advisor and has chosen not to do so. Neither the Company nor any of its employees, counsel, or agents has provided to Participant, and Participant has not relied upon from the Company or any of its employees, counsel, or agents, any written or oral advice or representation regarding the U.S. federal, state, local or non-U.S. tax consequences of the receipt, ownership and vesting of the Restricted Stock Units, the issuance of Shares in connection with vesting of the Restricted Stock Units, the other transactions contemplated by this Notice, or the value of the Company or the RSUs or Shares at any time. With respect to such matters, Participant relies solely on Participant’s own advisors.

(b) Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of the receipt, ownership and vesting of the Restricted Stock Units, the issuance of Shares pursuant to the Restricted Stock Units, or the other transactions contemplated by this Notice. Pursuant to such procedures as the Plan administrator may specify from time to time, the Company shall satisfy its obligations to pay withholding taxes or other tax deposits in connection with the receipt, ownership and/or vesting of the Restricted Stock Units, the issuance of Shares pursuant to the Restricted Stock Units, or the other transactions contemplated by this Notice in accordance with applicable law or regulation (the “Tax Obligations”). If amounts paid by the Company in respect of Tax Obligations are less than Participant’s tax obligations, Participant is solely responsible for any additional taxes due. If amounts paid by the Company in respect of Tax Obligations exceed Participant’s tax obligations, Participant’s sole recourse will be against the relevant taxing authorities, and the Company and its Affiliates will have no obligation to issue additional Shares or pay cash to Participant in respect thereof. Participant is responsible for determining Participant’s actual income tax liabilities and making appropriate payments to the relevant taxing authorities to fulfill Participant’s tax obligations and avoid interest and penalties.

(c) Payment by the Company or its Affiliate of the Tax Obligations will result in a commensurate obligation of Participant to pay, or cause to be paid, to the Company or its Affiliate, in accordance with Section 8(g) of the Plan, the amount of Tax Obligations so paid, and the Company shall not be required to issue any of the Shares or any interest in the Shares unless and until Participant has satisfied this obligation. To the extent determined appropriate by the Company in its discretion, it shall have the right (but not the obligation) to cause Participant to satisfy any or all Tax Obligations by withholding and retaining Shares otherwise deliverable to Participant having an aggregate Fair Market Value equal to the amount of such Tax Obligations. If, at the time Shares are to be issued, those Shares are not freely tradeable on a national securities exchange or market system (and for this purpose, a blackout pursuant to the Company’s insider trading policy will not be considered to render the Shares not freely tradeable), Participant may in Participant’s sole discretion satisfy the Tax Obligations by electing to have the Company withhold and retain such number of Shares otherwise deliverable to Participant, and/or by surrendering such number of Shares already delivered to Participant, having an aggregate Fair Market Value equal to the amount of such Tax Obligations. In order to satisfy the Tax Obligations, the Company will not withhold the amount of such Tax Obligations from Participant’s paycheck(s) and/or any other amounts payable to Participant unless the net proceeds from any automatic sale of certain shares of the Restricted Stock as set forth in Section 3(d) below are not sufficient to satisfy such Tax Obligations in their entirety.

(d) In the event that (i) Participant is not subject to the requirements of Section 16 of the Securities Exchange Act of 1934 on a date that the risk of forfeiture to the Company as described in this Notice lapses with respect to some or all of the Restricted Stock Units (“Lapse Date”) and (ii) Participant incurs a tax liability on such Lapse Date as a result of such lapse, then the Applicable Percentage (as defined below) of the Shares issuable pursuant to the Restricted Stock Units with respect to which the risk of forfeiture shall have lapsed on the Lapse Date, shall be sold within an administratively reasonable period of time on or after the Lapse Date by a broker selected or approved by the Company at such fees and pursuant to such rules and process as the Company may reasonably approve. Participant will bear the brokerage fees and other costs associated with sales and related transmission of funds. The net proceeds from such sale shall be remitted to the relevant tax authorities as determined by the Company for Participant’s benefit in the amounts directed by the Company, or paid to the Company in reimbursement of any Tax Obligations paid by the Company, and any remaining net proceeds shall be delivered to Participant or a brokerage account maintained for Participant. For these purposes the “Applicable Percentage” means, in the Company’s sole discretion, an amount reasonably expected to be required to satisfy any or all Tax Obligations and selling expenses. Participant shall have no right to affect or influence any adjustments that the Company may elect to make to the Applicable Percentage for this purpose. There is no assurance that the price at which Shares sold pursuant to this

Section 3(d) will equal the value at which Shares vesting on the Lapse Date are taxed.

4. No Guarantee of Continued Service. THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE APPLICABLE THERETO IS EARNED ONLY BY CONTINUOUS SERVICE AT THE WILL OF THE COMPANY (OR THE AFFILIATE OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED A RESTRICTED STOCK UNIT AWARD OR ACQUIRING SHARES UPON VESTING OF RESTRICTED STOCK UNITS. THIS NOTICE, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE APPLICABLE TO RESTRICTED STOCK UNITS DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT TO PROVIDE SERVICE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE AFFILIATE OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S CONTINUOUS SERVICE AT ANY TIME, FOR ANY REASON OR NO REASON, WITH OR WITHOUT NOTICE, AND WITH OR WITHOUT CAUSE.

5. Participant Representations.

(a) Participant acknowledges that (i) Participant was and is free to use professional advisors of Participant’s choice in connection with this Notice and grant of the Restricted Stock Units, that Participant understands this Notice and the meaning and consequences of receiving grants of RSUs and Shares issued upon vesting of RSUs; (ii) Participant has reviewed and understands this Notice and the Plan; (iii) receipt of the RSUs and any Shares issued upon vesting of the RSUs is voluntary and Participant is accepting the RSUs and any Shares issued freely and without coercion or duress; and (iv) Participant has not received and is not relying, and will not rely, upon any advice, representations or assurances made by or on behalf of the Company or any of its Affiliates or any employee of or counsel to the Company or any of its Affiliates regarding any tax or other effects or implications of the RSUs or Shares or other matters contemplated by this award of Restricted Stock Units.

(b) Participant is aware of the Company’s business affairs and financial condition and understands that an investment in the Shares involves a high degree of risk. Participant has not received and is not relying, and will not rely, upon any advice, representations or assurances made by or on behalf of the Company or any of its Affiliates or any employee of or counsel to the Company or any of its Affiliates regarding the Company’s prospects or the value of the RSUs or Shares.

6. Additional Conditions to Issuance of Stock.

(a) Legal and Regulatory Compliance. The issuance of Shares upon or after vesting of the Restricted Stock Units shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. If at any time the Company determines, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. If the Company determines that the issuance of any Shares will violate federal securities laws or other applicable laws or regulations or the requirements of any exchange or market system upon which the Shares are listed, the Company may defer issuance until the earliest date at which the Company reasonably anticipates that the issuance of Shares will no longer cause such violation. Accordingly, Participant may not be able to receive Shares when desired even though the Restricted Stock Units have vested. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority, but the inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Shares shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of Shares, the Company may require Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company. Without limiting the foregoing, if at the time of vesting of any Restricted Stock Units, there is not in effect under the Securities Act of 1933, as amended (the “Securities Act”), a registration statement covering the Shares to be issued, and available for delivery a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act, Participant shall, if required by the Company, as a condition to vesting and issuance of the Shares, make appropriate representations in a form satisfactory to the Company to support issuance of the Shares in compliance with applicable laws and regulations, including to the effect that such Shares will not be sold other than (A) pursuant to an effective registration statement under the Securities Act, or an applicable exemption from the registration requirements of such Act; (B) in compliance with all applicable state securities laws and regulations; and (C) in compliance with all terms and conditions of the Plan, this Notice, and any other written agreement between Participant and the Company or any of its Affiliates.

(b) Obligations to the Company. As a condition to receipt and vesting of any Restricted Stock Units and issuance of Shares as a result of vesting, Participant must enter into the Company’s Intellectual Property Assignment and Confidential Information Agreement, or a similar or successor agreement for the protection of the Company’s intellectual property and confidential information, in form specified by the Company (the “Proprietary Interests Agreement”), if Participant has not already done so, and Participant’s acceptance of Restricted Stock Units and any Shares will constitute Participant’s agreement to the Proprietary Interests Agreement. If Participant breaches in any material respect the Proprietary Interests Agreement or any other contract between Participant and the Company, or Participant’s common law duty of confidentiality or trade secret protection, or any Company policy prohibiting misappropriation of property or any illegal or fraudulent acts, the Company may suspend any vesting of any Restricted Stock Units or issuance of any Shares pending Participant’s cure of such breach, and if such breach cannot be cured or is not cured to the Company’s reasonable satisfaction within such time not less than twenty (20) days as the Company may specify, the Company may terminate any Restricted Stock Units for which Shares have not been issued and will have no obligation to issue any Shares in respect of any such terminated Restricted Stock Units or to provide any consideration to Participant in respect thereof.

7. Handling of Shares; Restrictive Legends and Stop-Transfer Orders.

(a) Book Entries. The Company will cause the Shares to be recorded in book entry or other electronic form and reflected in records maintained by or for the Company.

(b) Legends. Each data base entry representing any Shares may be endorsed with legends substantially as set forth below, as well as such other legends as the Company may deem appropriate to implement the provisions of this Notice or comply with applicable laws and regulations and Company policies:

THE SHARES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME FOLLOWING THE EFFECTIVE DATE OF

ANY UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER PRIOR TO THE EXPIRATION OF SUCH PERIOD WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.

(c) Stop-Transfer Notices. In order to ensure compliance with the restrictions referred to herein and Company policies, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(d) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Notice or any other agreement to which the Shares are subject or any laws governing the Shares or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

8. Restrictions on Transfer. Except as otherwise expressly provided in this Notice, the Restricted Stock Units will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Restricted Stock Units, or upon any attempted sale under any execution, attachment or similar process, the affected RSUs will become null and void. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any vested Shares, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

9. Lock-Up. In connection with any underwritten public offering by the Company of its equity securities pursuant to a registration statement filed under the Securities Act, upon the request of the Company or the underwriters managing such offering, during the Lock-up Period (as defined below) Participant shall not, without the prior written consent of the Company or its underwriters, directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares or other securities into which the Shares may be converted or that are issued in respect of the Shares (other than those included in the registration). For this purpose, the “Lock-up Period” means such period of time after the effective date of the registration as is requested by the Company or the underwriters; provided that such period shall not exceed 180 days (or such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in Rule 2711(f)(4) of the National Association of Securities Dealers and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules). The Company’s underwriters shall be beneficiaries of the provision set forth in this Section 9, and Participant shall execute and deliver such agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In addition, if requested by the Company or the underwriters of Common Stock (or other securities) of the Company, Participant shall provide, within ten (10) days of such request, such information as may be required or reasonably requested by the Company or the underwriters in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 9 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the Shares (or other securities) subject to the foregoing restriction until the end of said one hundred and eighty (180) day (or other) period. Participant agrees, and will cause any transferee to agree, that any transferee of the award of Restricted Stock Units shall be bound by this Section 9.

10. Additional Agreements.

(a) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units or Shares by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to administration of this Notice, the RSUs and the Shares through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

(b) Personal Information. To facilitate the administration of the Plan and any successor plan and the terms of this Notice, it may be necessary for the Company (or its payroll administrators) to collect, hold and process certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Company Common Stock owned, relationship to the Company, details of all awards issued under the Plan or any predecessor or successor plan or any other entitlement to shares of Company Common Stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”) and to transfer this Data to certain third parties such as transfer agents, stock plan administrators, and brokers with whom Participant or the Company may elect to deposit any Shares. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s Data for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan and any predecessor and successor plan. Participant understands that Data will be transferred to the Company’s transfer agent, broker, administrative agents or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan and any predecessor and successor plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company, the Company’s broker, administrative agents, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan or any predecessor or successor plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan or any predecessor or successor plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan or any predecessor or successor plan. The

Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Company will not be adversely affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Restricted Stock Units or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan or any successor plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative. Finally, upon request of the Company, Participant agrees to provide an executed data privacy consent form to the Company (or any other agreements or consents that may be required by the Company) that the Company may deem necessary to obtain under the data privacy laws in Participant’s country, either now or in the future. Participant understands that he or she will not be able to participate in the Plan if he or she fails to execute any such consent or agreement.

(c) Proprietary Information. Participant agrees that all financial and other information relating to the Company furnished to Participant constitutes “Proprietary Information” that is the property of the Company. Participant shall hold in confidence and not disclose or, except within the scope of Participant’s Continuous Service, use any Proprietary Information. Participant shall not be obligated under this paragraph with respect to information Participant can document is or becomes readily publicly available without restriction through no fault of Participant. Upon termination of Participant’s Continuous Service, Participant shall promptly return to Company all items containing or embodying Proprietary Information (including all copies). This paragraph supplements, but does not limit, any other agreement between Participant and the Company, or any applicable law, related to protection, ownership, or use of the Company’s information or property.

(d) Consideration. The Restricted Stock Units and Shares are issued in consideration of services provided by Participant and/or other benefit to the corporation within the meaning of Section 152 of the General Corporation Law of the State of Delaware; Participant is not required to make any cash payment to the Company in respect of issuance of Restricted Stock Units or Shares.

11. General.

(a) No Waiver; Remedies. Either party’s failure to enforce any provision of this Notice shall not in any way be construed as a waiver of any such provision, or prevent that party from thereafter enforcing such provision and each and every other provision of this Notice. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(b) Successors and Assigns. The terms of this Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, the terms of this Notice shall be binding upon Participant and Participant’s heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Notice may only be assigned with the prior written consent of the Company.

(c) Notices. Any notice hereunder shall be in writing (which shall include electronic transmission) and shall be deemed received (i) the business day following electronic verification of receipt if sent electronically, (ii) upon personal delivery to the party to whom the notice is directed, (iii) the business day following deposit with a reputable overnight courier, or (iv) five days after deposit in the U.S. mail, First Class with postage prepaid. Notice shall be addressed to the Company at its principal executive office and to Participant at the address that he or she most recently provided to the Company. Participant agrees that it is Participant’s responsibility to notify the Company of any changes to his or her mailing address so that Participant may receive any shareholder information to be delivered by regular mail.

(d) Interpretation. Headings herein are for convenience of reference only, do not constitute a part of this Notice, and will not affect the meaning or interpretation of this Notice. References herein to Sections are references to the referenced Section hereof, unless otherwise specified. The Board or its Committee will have the power to interpret the Plan and this Notice and to adopt such rules for the administration, interpretation and application of the Plan and this Notice as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Board or its Committee in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Board or its Committee nor any person acting on behalf of the Board or its Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Notice.

(e) Modifications to Notice. Modifications to this Notice can be made only in an express written contract executed by a duly authorized officer of the Company and shall not require the consent of the Participant unless such modification would materially adversely affect the rights of the Participant hereunder. Notwithstanding anything to the contrary in the Plan or this Notice, the Company reserves the right to revise this Notice as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this award of Restricted Stock Units.

(f) Governing Law; Severability. This Notice is governed by the internal substantive laws, but not the choice of law rules, of Delaware. If any provision of this Notice becomes or is declared by a court or arbitrator having jurisdiction over a dispute hereunder to be illegal, unenforceable or void, such provision shall be amended to the extent necessary to conform to applicable law so as to be valid and enforceable and to achieve, to the extent possible, the economic, business and other purposes of such illegal, unenforceable, or void provision or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall deleted from this Notice and the remainder of this Notice shall continue in full force and effect.

(g) Entire Agreement. The Plan and this Notice, along with any Separate Agreement (to the extent applicable), form a contract and constitute the entire understanding between Participant and the Company with respect to the RSUs and the Shares issuable upon vesting of the RSUs and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect thereto.

(h) Appendix. The award of RSUs shall be subject to any additional terms and conditions for Non-U.S. Employees set forth in Appendix A attached hereto (“Appendix A”) and any special terms and conditions for Participant’s country set forth in Appendix B attached hereto (“Appendix B”). Moreover, if Participant relocates to one of the countries included in Appendix B, the special terms and conditions for such country will apply to Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A and Appendix B constitute part of the Notice.

(i) Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Dated:	THE RUBICON PROJECT, INC.

By:
Name:
Title:

APPENDIX A

ADDITIONAL TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT

FOR NON-U.S. EMPLOYEES

1. Terms of Plan Participation for Non-U.S. Participants. Participant understands that this Appendix A contains additional terms and conditions that, together with the Plan and the Notice, govern Participant’s participation in the Plan if Participant is working or resident in a country other than the United States. Participant further understands that Participant’s participation in the Plan also will be subject to any terms and conditions for Participant’s country set forth in Appendix B attached hereto. Capitalized terms used but not defined in this Appendix A shall have the same meanings assigned to them in the Plan and/or Notice.

2. Tax Consequences, Withholding, and Liability. The following provision supplements Section 3 of the Notice:

By accepting (through performance) the RSUs and any Shares, Participant authorizes the Company and/or the Subsidiary or Affiliate employing or retaining Participant (the “Employer”), or their respective agents, at the Company’s discretion, to satisfy the obligations with regard to all Tax Obligations by one or a combination of the methods set forth in Section 8(g) of the Plan. If Participant is or becomes subject to Tax Obligations in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction.

If the Tax Obligations are satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax Obligations.

3. Nature of Grant. By accepting (through performance) the RSUs and any Shares, Participant acknowledges, understands and agrees that:

(a) the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(b) all decisions with respect to future RSU or other grants, if any, will be at the sole discretion of the Company;

(c) the RSUs and any Shares acquired under the Plan, and the income and value of the same, are not intended to replace any pension rights or compensation;

(d) the RSUs and any Shares acquired under the Plan, and the income and value of the same, are not part of Participant’s normal or expected compensation for any purposes including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or payments or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer or any Affiliate;

(e) the future value of the Shares underlying the RSUs is unknown, indeterminable, and cannot be predicted with certainty;

(f) if the underlying Shares do not increase in value, the RSUs will have no value;

(g) for purposes of the RSUs, Participant’s Continuous Service will be considered terminated as of the date Participant is no longer actively providing services to the Company or the Employer (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or providing services, or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Notice or determined by the Company, (i) Participant’s right to vest in the RSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any); the Board or Committee shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the RSUs (including whether Participant may still be considered to be providing services while on a leave of absence);

(h) no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the termination of Participant’s Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or providing services, or the terms of Participant’s employment or service agreement, if any), and in consideration of the grant of the RSUs to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, the Employer or any Affiliate, waives his or her ability, if any, to bring any such claim, and releases the Company, the Employer and any Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(i) unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by the Notice do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(j) neither the Company, the Employer nor any Affiliate shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the vesting of the RSUs or the subsequent sale of any Shares acquired upon vesting.

4. Venue. For purposes of litigating any dispute that arises under the Notice, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Los Angeles County, California, or the federal courts for the United States for the Central District of California, and no other courts, where this award of RSUs is made and/or to be performed.

5. Insider Trading. By participating in the Plan, Participant agrees to comply with the Company’s policy on insider trading (to the extent that it is applicable to Participant). Further, Participant acknowledges that Participant’s country of residence may also have laws or regulations governing insider trading and that such law or regulations may impose additional restrictions on Participant’s ability to participate in the Plan (e.g., acquiring or selling Shares) and that Participant is solely responsible for complying with such laws or regulations.

6. Language. If the Notice or any other document related to the Plan has been translated into a language other than English and the meaning of the translated version is different than the English version, the English version will control.

APPENDIX B

COUNTRY-SPECIFIC PROVISIONS FOR NON-U.S. EMPLOYEES

Terms and Conditions

This Appendix B includes additional terms and conditions that govern the RSUs granted to Participant under the Plan if Participant works or resides in one of the countries listed below. If Participant is a citizen or resident of a country other than the one in which Participant currently is working (or if Participant is considered as such for local law purposes), or if Participant transfers employment or residence to another country after RSUs have been granted to Participant under the Plan, the Company, in its discretion, will determine the extent to which the terms and conditions herein will be applicable to Participant.

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Plan, the Notice or Appendix A.

Notifications

This Appendix B also includes information regarding securities laws, exchange controls and certain other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of November 2014. Such laws are often complex and change frequently. As a result, the Company recommends that Participant not rely on the information in this Appendix B as the only source of information relating to the consequences of his or her participation in the Plan because the information included herein may be out of date at the time that Participant acquires Shares under the Plan or subsequently sells such Shares.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to his or her individual situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant currently is working or residing (or if Participant is considered as such for local law purposes), or if Participant transfers employment or residence to another country after RSUs have been granted to Participant under the Plan, the information contained herein may not be applicable to Participant in the same manner.

AUSTRALIA

Notifications

Securities Law Information. If Shares are acquired under the Plan and subsequently offered for sale to a person or entity resident in Australia, such offer may be subject to disclosure requirements under Australian law. Participants should obtain legal advice regarding any applicable disclosure requirements prior to making any such offer.

BRAZIL

Terms and Conditions

Compliance with Law. By participating in the Plan, Participant agrees to comply with all applicable Brazilian laws and to pay any and all applicable taxes associated with the acquisition and sale of Shares acquired under the Plan, or the receipt of any dividends in the future.

Notifications

Exchange Control Information. Participants who are residents or domiciled in Brazil must submit a declaration of assets and rights held outside of Brazil, including Shares acquired under the Plan, to the Central Bank if the aggregate value of such assets and rights is at least US$100,000. Participants should consult their personal legal advisors for further details regarding this requirement.

CANADA

Terms and Conditions

Labor Law Acknowledgement. This provision replaces Section 3(h) of Appendix A and supplements Section 2 of the Notice:

for purposes of the RSUs, Participant’s Continuous Service will be considered terminated as of the earlier of: (i) the date on which Participant’s employment with the Company and/or the Employer is terminated; (ii) the date on which Participant receives a written notice of termination of Continuous Service regardless of any notice period or period of pay in lieu of such notice required under any employment laws in Participant’s country (including, without limitation, statutory law, regulatory law, and/or common law), even if such law is otherwise applicable to Participant’s benefits from the Company and/or the Employer; or (iii) the date on which Participant is no longer actively providing services to the Company and/or the Employer (regardless of the reason for such termination and regardless of whether it is later found to be invalid), and unless otherwise expressly provided in this Notice or determined by the Company, Participant’s right to vest in the RSUs under the Plan, if any, will terminate as of such date; the Board or Committee shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the RSUs (including whether Participant may still be considered to be providing services while on a leave of absence);

Notifications

Securities Law Information. Shares acquired under the Plan may result in Canadian securities laws issues if such Shares are sold through a broker other than the designated broker or if the sale does not take place through the facilities of a stock exchange outside Canada on which the Shares are listed (i.e., the New York Stock Exchange).

Tax Reporting Obligation. Foreign property (including Shares acquired under the Plan and possibly the RSUs) must be reported on Form T1135 (Foreign Income Verification Statement) if the total value of foreign property exceeds C$100,000 at any time during the year. Participants should consult their personal tax advisors for further details regarding this requirement.

FRANCE

Terms and Conditions

Language Consent. By participating in the Plan, Participant confirms having read and understood the documents relating to the RSUs and his or her participation in the Plan (i.e., the Plan and this Notice), which were provided to Participant in the English language. Participant accepts the terms of these documents accordingly.

Consentement Relatif à la Langue Utilisée. En participant au Plan, le Participant confirme avoir lu et compris les documents relatifs aux RSUs et à sa participation au Plan (à savoir, le Plan et le présent Avis) qui lui ont été communiqués en langue anglaise. Le Participant accepte les termes de ces documents en connaissance de cause.

Notifications

Foreign Asset/Account Reporting Information. Participants in France must declare any foreign bank investment, or brokerage account opened, used or closed during the fiscal year to the French tax authorities when filing their annual tax returns. Participants should consult their personal tax advisors for details regarding this requirement.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 in connection with the acquisition or sale of securities (e.g., transfer of proceeds from the sale of Shares into Germany) must be reported electronically to the German Federal Bank. The online filing portal may be accessed at the website of the German Federal Bank. Participants should consult their personal tax advisors for details regarding this requirement.

ITALY

Terms and Conditions

Data Privacy. This provision replaces in its entirety Section 10(b) of the Notice:

Participant understands that the Company may hold certain personal information about Participant, including Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships Participant holds in the Company, details of the Plan or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant also understands that providing the Company with the Data is necessary for the performance of the Plan and that Participant’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan. The Controller of personal data processing is The Rubicon Project, Inc., with registered offices at 12181 Bluff Creek Drive, Playa Vista, CA 90094 U.S.A., and, pursuant to D.lgs 196/2003, its representative in Italy is The Rubicon Project S.r.l. with registered offices at Corsa Giaccomo Matteotti 7, CAP 20121 Milano, Italy.

Participant understands that Participant’s Data will not be publicized, but it may be transferred to Morgan Stanley Smith Barney, Equity Administration Solutions, Inc., their respective affiliates and other financial institutions or brokers involved in the management and administration of the Plan. Participant further understands that the Company and/or its Affiliates will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of Participant’s participation in the Plan, and that the Affiliates may each further transfer Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer to Morgan Stanley Smith Barney, Equity Administration Solutions, Inc., their respective affiliates, or another third party with whom Participant may elect to deposit any Shares acquired under the Plan. Such recipients may receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan. Participant understands that these recipients may be located in the European Economic Area, or elsewhere, such as the U.S. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Participant’s Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.

Participant understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with such confidentiality and security provisions as set forth by applicable Italian data privacy laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Participant’s Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable Italian data privacy laws and regulations, does not require Participant’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan. Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, Participant has the right to, including but not limited to, access, delete, update, ask for rectification of Participant’s Data and cease, for legitimate reason, the Data processing. Furthermore, Participant is aware that Participant’s Data will not be used for direct marketing purposes. In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting the Company.

Plan Document Acknowledgment. In participating in the Plan, Participant acknowledges that he or she has received a copy of the Plan and this Notice and has reviewed the Plan and this Notice in their entirety and fully understands and accepts all provisions of the Plan and this Notice. Participant further acknowledges that Participant has read and specifically and expressly approves the sections of the Notice and Appendix A addressing (i) Forfeiture Upon Termination of Continuous Service (Section 2 of the Notice), (ii) Tax Consequences, Withholding, and Liability (Section 3 of the Notice), (iii) Governing Law; Severability (Section 11(f) of the Notice), (iv) Imposition of Other Requirements (Section 11(i) of the Notice); (v) Nature of Grant (Section 3 of Appendix A), (vi) Venue (Section 4 of Appendix A), (vii) Language (Section 6 of Appendix A), and (vii) the Data Privacy section set forth above in this Appendix B.

Notifications

Exchange Control Information. Participants are required to report investments held abroad or foreign financial assets (e.g., cash, Shares) that may generate income taxable in Italy on an annual tax return (UNICO Form, RW Schedule) or on a special form if no tax return is due, irrespective of their value. The same reporting duties apply to Italian residents who are beneficial owners of the investments, even if they do not directly hold investments abroad or foreign assets.

Foreign Asset/Account Reporting Information. A tax on the value of any financial assets held outside of Italy by Italian residents will apply at an annual rate of 0.2% for fiscal year 2014. The taxable amount will be the fair market value of the financial assets, assessed at the end of the calendar year in the place where the financial assets are held, using the documentation issued by the local broker. Participants should consult their personal tax advisors for details regarding this requirement.

JAPAN

Notifications

Foreign Asset/Account Reporting Information. Participants holding assets outside of Japan (e.g., Shares acquired under the Plan) with a value exceeding ¥50,000,000 (as of December 31 each year) are required to comply with annual tax reporting obligations with respect to such assets. Participants should consult their personal tax advisors for details regarding this requirement.

SINGAPORE

Notifications

Securities Law Information. The grant of RSUs under the Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Further, the RSUs granted under the Plan are subject to section 257 of the SFA and Participant is not permitted to sell, or offer to sell, any Shares in Singapore unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Director Notification Obligation. Directors, associate directors or shadow directors of a Singapore Subsidiary or Affiliate are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify such entity in writing within two business days of any of the following events: (i) the acquisition or disposal of an interest (e.g., RSUs granted under the Plan or Shares) in the Company or any Subsidiary or Affiliate, (ii) any change in previously-disclosed interests (e.g., sale of Shares), or (iii) becoming a director, associate director or shadow director of a Subsidiary or Affiliate in Singapore, if the individual holds such an interest at that time.

UNITED KINGDOM

Terms and Conditions

Tax Obligations. The following provision supplements Section 3 of the Notice as supplemented by Section 2 of Appendix A (Tax Consequences, Withholding, and Liability):

If payment or withholding of any income tax liability arising in connection with Participant’s participation in the Plan is not made by Participant to the Employer within ninety (90) days of the end of the U.K. tax year during which the event giving rise to the income tax liability occurs or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), Participant understands and agrees that the amount of any uncollected income tax will constitute a loan owed by Participant to the Company and/or the Employer, effective on the Due Date. Participant further understands and agrees that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable by Participant, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in the Plan or this Notice.

Notwithstanding the foregoing, if Participant is a director or an executive officer of the Company (within the meaning of such terms for purposes of Section 13(k) of the Exchange Act), Participant will not be eligible for such a loan to cover the income tax liability. In the event that Participant is a director or executive officer and the income tax is not collected from or paid by Participant by the Due Date, Participant understands that the amount of any uncollected income tax may constitute an additional benefit to Participant on which additional income tax and National Insurance Contributions will be payable. Participant understands and agrees that Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as appropriate) for the value of any employee National Insurance Contributions (“NICs”) due on this additional benefit which the Company or the Employer may recover from Participant by any of the means referred to in the Plan or this Notice.

Joint Election for Transfer of Liability for Employer National Insurance Contributions. The following provision supplements Section 3 of the Notice as supplemented by Section 2 of Appendix A (Tax Consequences, Withholding, and Liability):

As a condition of participation in the Plan and the issuance of Shares upon vesting of the RSUs, Participant agrees to accept any liability for secondary Class 1 NICs that may be payable by the Company or the Employer in connection with the RSUs and any event giving rise to Tax Obligations (the “Employer NICs”). The Employer NICs may be collected by the Company or the Employer using any of the methods described in the Plan or this Notice.

Without prejudice to the foregoing, Participant agrees to execute a joint election with the Company and/or the Employer (a “Joint Election”), the form of such Joint Election being formally approved by HMRC, and any other consent or elections required to accomplish the transfer of the Employer NICs liability to Participant. Participant further agrees to execute such other elections as may be required by any successor to the Company and/or the Employer for the purpose of continuing the effectiveness of Participant’s Joint Election. If Participant does not complete the Joint Election prior to vesting of the RSUs, or if approval of the Joint Election is withdrawn by HMRC and a new Joint Election is not entered into, the RSUs shall become null and void and will not vest, without any liability to the Company, the Employer or any Affiliate.